                          SIXTH AMENDMENT TO REVOLVING
                         CREDIT AGREEMENT AND ASSIGNMENT

         THIS SIXTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND ASSIGNMENT (this "Sixth Amendment") made as of June 20, 2004, by and among LEAF FINANCIAL CORPORATION, a Delaware corporation with offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103 ("Leaf Financial") and LEAF FUNDING, INC., a Delaware corporation with offices at 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801 ("Leaf Funding", and together with Leaf Financial, each a "Debtor" and, collectively, the "Debtors") and NATIONAL CITY BANK, a national banking association with offices at One South Broad, 13th Floor, Philadelphia, Pennsylvania 19107 ("Secured Party").

                                   BACKGROUND

         A. On June 11, 2002, Leaf Financial and Secured Party entered into that certain Revolving Credit Agreement and Assignment (the "Credit Agreement"), pursuant to which Secured Party promised from time to time to make loans to Leaf Financial, evidenced by a master note of even date therewith.

         B. On April 1, 2003, the Credit Agreement was amended to add Leaf Funding as a debtor pursuant to a Second Amendment to the Credit Agreement of even date therewith. The Credit Agreement has thereafter been amended from time to time.

         C. Debtors and Secured Party mutually desire to further amend the Credit Agreement and are entering into this Sixth Amendment to set forth their entire understanding and agreement with respect thereto.

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that the Credit Agreement is further amended as follows:

         Amendments. The Credit Agreement is hereby further amended in the following respects effective as of the date hereof:

                  1. The "Commitment" amount described in Section 1(a) of the Credit Agreement is hereby increased up to an aggregate principal amount of Twenty Million Dollars ($20,000,000).


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                  2. Section 6(p) of the Credit Agreement is hereby amended and restated as follows:

                  Financial Covenants. The Borrowers shall, on a combined basis:

                           (i) maintain a minimum ADJUSTED NET WORTH of Eight
                  Hundred Thousand Dollars ($800,000) from the date hereof and hereafter through and including the termination of this Agreement, plus fifty percent (50%) of consolidated quarterly net income (without any reduction for losses) commencing with the quarter ended September 30, 2002.

                           (ii) maintain an INTEREST COVERAGE RATIO of at least
                  1.10:1 to be measured quarterly from the quarter ending December 31, 2003 until termination of this Agreement. As used herein "Interest Coverage Ratio" means earnings before interest expense, taxes, depreciation and amortization ("EBITDA") divided by interest expense (excluding non-cash interest expense on Subordinated Debt).

                           (iii) maintain a SENIOR LEVERAGE RATIO (as defined
                  below) no greater than 5:1.

                           As used herein "Adjusted Net Worth" means Net Worth
                  plus the non-current portion of Subordinated Debt. "Net Worth" means the sum of capital stock, plus retained earnings, plus paid-in-surplus, minus treasury stock. "Subordinated Debt" means all Borrowers' debt which is specifically junior and subordinated to the Indebtedness on terms satisfactory to Secured Party. The "Senior Leverage Ratio" shall be calculated by dividing the Borrowers' Combined Recourse Debt by the Borrowers' Adjusted Net Worth. "Combined Recourse Debt" means all Borrowers' debts, liabilities and obligations, excluding all accounts payable, income taxes payable, accrued liabilities, non-subordinated debt, intercompany borrowings and non-recourse debt.

                  3. The definition "Borrowing Base" in Section 11 of the Credit Agreement is hereby amended and restated as follows:

                  "Borrowing Base" shall mean the lesser of (i) eighty-five percent (85%) of the present value of the cash flow stream from the underlying leases or (ii) the original underlying lease amount.



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                  4. The "Commitment Termination Date" described in Section 1(a)
of the Credit Agreement shall occur on April 30, 2005, unless earlier terminated pursuant to the terms of the Credit Agreement.

         B. Consent. Secured Party hereby consents to the foregoing Amendment and waives all prohibitions thereto in the Credit Agreement. Such consent and waiver does not, however, constitute a waiver to any future actions prohibited by the Credit Agreement.

         C. General Provisions.

                  1. Except as expressly set forth herein, the Credit Agreement remains unmodified and will continue in full force and effect. The parties hereto will construe all other provisions of the Credit Agreement to give effect to the provisions hereof.

                  2. This Sixth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their nominees, successors and assigns.

                  3. This Sixth Amendment may be executed in any number of counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

                  4. This Sixth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.






                  [SIGNATURES APPEAR ON FOLLOWING PAGE]





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         IN WITNESS WHEREOF, the parties have executed and delivered this Sixth
Amendment to Revolving Credit Agreement and Assignment as of the date first above written.

                                     DEBTORS:
                                     --------

Address for Notices:                 LEAF FINANCIAL CORPORATION, a
------------------------------       Delaware corporation
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
                                     By:
                                          --------------------------------------
                                              Miles Herman, President



Address for Notices:                 LEAF FUNDING, INC., a Delaware
------------------------------       corporation
c/o Leaf Financial Corporation
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
                                     By:
                                          --------------------------------------
                                            Miles Herman, Senior Vice President



                                     SECURED PARTY:
                                     --------------

                                     NATIONAL CITY BANK, a national
                                     banking association


                                     By:
                                          --------------------------------------
                                          Name:
                                          Title:





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